FIRST ALLIANCE MORTGAGE COMPANY


                                       AND


                       PRUDENTIAL SECURITIES INCORPORATED


                             UNDERWRITING AGREEMENT



                                       FOR



                    FIRST ALLIANCE MORTGAGE LOAN TRUST 1996-2



                    MORTGAGE LOAN PASS-THROUGH CERTIFICATES,

                 7.225% CLASS A-1 FIXED RATE GROUP CERTIFICATES 7.725% CLASS A-2 FIXED RATE GROUP CERTIFICATES 8.225% CLASS A-3 FIXED RATE GROUP CERTIFICATES
                   CLASS A-4 VARIABLE RATE GROUP CERTIFICATES






June 10, 1996

                                                                   June 10, 1996
First Alliance Mortgage Company
17305 Von Karman Avenue
Irvine, California 92714



                  First  Alliance   Mortgage   Company  (the  "Company"  or  the
"Sponsor") hereby confirms its agreement to sell certain mortgage loan pass-through certificates to Prudential Securities Incorporated (the "Underwriter") as described herein relating to the First Alliance Mortgage Loan Trust 1996-2 (the "Trust"). The certificates, together with certain subordinate certificates to be issued by the Trust, will evidence in the aggregate the entire beneficial interest in a trust estate (the "Trust Estate") consisting of two segregated pools (the "Mortgage Pools") of closed-end mortgage loans (the "Initial Mortgage Loans") and such amounts as may be held by the Trustee in the Pre-Funding Account ("Pre-Funding Account"), the Capitalized Interest Account (the "Capitalized Interest Account") and any other accounts held by the Trustee for the Trust. The Initial Mortgage Loans shall have, as of the close of business on June 1, 1996 (the "Cut-off Date"), an aggregate principal balance of $60,108,200.57. The certificates are to be issued under a pooling and servicing agreement dated as of June 1, 1996 (the "Pooling and Servicing Agreement"), among the Company, in its individual capacity and in its capacity as servicer (the "Servicer") and Bankers Trust Company of California, N.A. in its capacity as trustee (the "Trustee"). On the Closing Date, approximately $15,150,000 will be deposited in the name of the Trustee in the Pre-Funding Account from the sale of the Certificates. It is intended that additional Mortgage Loans satisfying the criteria specified in the Pooling and Servicing Agreement (the "Subsequent Mortgage Loans") will be purchased by the Trust for inclusion in both Group I and Group II from the Company from time to time on or before July 1, 1996 from funds on deposit in the Pre-Funding Account at the time of execution and delivery of each Subsequent Transfer Agreement ("Subsequent Transfer Agreement"). Funds in the Capitalized Interest Account will be applied by the Trustee to cover shortfalls in interest during the Funding Period.

                  On or prior to the date of  issuance of the  Certificates  (as defined below), the Company will obtain two certificate guaranty insurance policies (the "Policies") issued by MBIA Insurance Corporation (the "Insurer") which will unconditionally and irrevocably guarantee to the Trustee for the benefit of the holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates full and complete payment of all amounts payable on the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, and the Class A-4 Certificates. All capitalized terms used but not otherwise defined herein have the respective meanings set forth in the form of Pooling and Servicing Agreement heretofore delivered to the Underwriter.

                  1. Securities. The certificates will be issued in classes as follows: (i) a senior class with respect to each Mortgage Loan Group consisting of the Class A-1 Fixed Rate Group Certificates, the Class A-2 Fixed Rate Group Certificates, the Class A-3 Fixed Rate Group Certificates (collectively, the "Fixed Rate Certificates") and the Class A-4 Variable Rate Group Certificates (collectively with the Fixed Rate Certificates, the "Class A Certificates") and
(ii) a residual class (the "Class R Certificates"). The Class A Certificates and the Class R Certificates are hereinafter referred to as the "Certificates."

                  2. Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, the Underwriter that:

                  A. The  Company  has filed with the  Securities  and  Exchange
Commission (the "Commission"), a registration statement (No. 33-99604) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Asset-Backed Certificates (issuable in series), which registration statement, as amended at the date hereof, has become effective. Such registration statement, as amended to the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(vii) under the Act and complies in all other material respects with such Rule. The Company proposes to file with the Commission pursuant to Rule 424(b)(5) under the Act a supplement dated June 10, 1996 to the prospectus dated June 10, 1996 relating to the Certificates and the method of distribution thereof and has previously advised the Underwriter of all further information (financial and other) with respect to the Certificates to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date hereof, is hereinafter called the "Registration Statement"; such prospectus dated June 10, 1996, in the form in which it will be filed with the Commission pursuant to Rule 424(b)(5) under the Act is hereinafter called the "Basic Prospectus"; such supplement dated June 10, 1996 to the Basic Prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b)(5) of the Act, is hereinafter called the "Prospectus Supplement"; and the Basic Prospectus and the Prospectus Supplement together are hereinafter called the "Prospectus." Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 424, or prior to the effective date of the Registration Statement, pursuant to Rule 402(a) or Rule 424(a), is hereinafter called a "Preliminary Prospectus Supplement." The Company will file with the Commission (i) promptly after receipt from the Underwriter any information relating to the Class A Certificates as is not contained in the Prospectus (the "Computational Materials") and a satisfactory comfort letter with respect thereto, a Form 8-K incorporating such Computational Materials and (ii) within fifteen days of the issuance of the Certificates a report on Form 8-K setting forth specific information concerning the related Mortgage Loans (the "8- K").

                  B. As of the date hereof, when the Registration Statement became effective, when the Prospectus Supplement is first filed pursuant to Rule 424(b)(5) under the Act, and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act and the rules thereunder and (ii) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with the information furnished in writing to the

Company by or on behalf of the Underwriter specifically for use in connection with the preparation of the Registration Statement and the Prospectus.

                  C. The Company is duly organized, validly existing and in good standing under the laws of the State of California, has full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it, and as described in the Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases real property (to the extent such qualification is required by applicable law) or in which the conduct of its business requires such qualification except where the failure to be so qualified does not involve (i) a material risk to, or a material adverse effect on, the business, properties, financial position, operations or results of operations of the Company or (ii) any risk whatsoever as to the enforceability of any Mortgage Loan.

                  D.  There  are  no  actions,   proceedings  or  investigations
pending, or, to the knowledge of the Company, threatened, before any court, governmental agency or body or other tribunal (i) asserting the invalidity of this Agreement, the Certificates, the Mortgage Loan Master Transfer Agreements, the Conveyance Agreements, the Insurance Agreement, the Indemnification Agreement dated June 10, 1996 (the "Indemnification Agreement") among the Company, the Insurer and the Underwriter or of the Pooling and Servicing Agreement, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Mortgage Loan Master Transfer Agreements, the Conveyance Agreements, the Pooling and Servicing Agreement or any Subsequent Transfer Agreement, (iii) which may, individually or in the aggregate, materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Certificates, the Mortgage Loan Master Transfer Agreements, the Pooling and Servicing Agreement or any Subsequent Transfer Agreement, or (iv) which may affect adversely the federal income tax attributes of the Certificates as described in the Prospectus.

                  E.  The   execution  and  delivery  by  the  Company  of  this
Agreement, the Indemnification Agreement, the Insurance Agreement, the Mortgage Loan Master Transfer Agreements, the Conveyance Agreements and the Pooling and Servicing Agreement, the issuance of the Certificates and the transfer and delivery of the Mortgage Loans to the Trustee by the Company are within the corporate power of the Company and have been, or will be, prior to the Closing Date duly authorized by all necessary corporate action on the part of the Company and the execution and delivery of such instruments, the consummation of the transactions therein contemplated and compliance with the provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute or any agreement or instrument to which the Company or any of its affiliates is a party or by which it or any of them is bound or to which any of the property of the Company or any of its affiliates is subject, the Company's charter or bylaws, or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Company, any of its affiliates or any of its or their properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body or other tribunal is required for the consummation of the transactions contemplated by this Agreement or the Prospectus in connection with the issuance and sale of the Certificates by the Company except pursuant to the Act. Neither the Company nor any of its affiliates is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Company or any of its affiliates, which materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Company to perform its obligations under the Pooling and Servicing Agreement, this Agreement, the Insurance Agreement, the Indemnification Agreement, the Conveyance Agreements, the Mortgage Loan Master

Transfer Agreements and any Subsequent Transfer Agreement or (ii) the business, operations, results of operations, financial position, income, properties or assets of the Company.

                  F. This Agreement and the Indemnification Agreement have been duly executed and delivered by the Company, and the Pooling and Servicing Agreement, the Insurance Agreement, the Conveyance Agreements, the Mortgage Loan Master Transfer Agreements and any Subsequent Transfer Agreement will be duly executed and delivered by the Company, and each constitutes and will constitute the legal, valid and binding obligation of the Company enforceable in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding at law or in equity.

                  G. The Certificates will conform in all material respects to the description thereof to be contained in the Prospectus and will be duly and validly authorized and, when duly and validly executed, authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement and sold to the Underwriter as provided herein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

                  H. At the Closing Date, the Initial Mortgage Loans will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties contained in this Agreement will be true and correct in all material respects. The representations and warranties set out in the Pooling and Servicing Agreement and the Mortgage Loan Master Transfer Agreements are hereby made to the Underwriter as though set out herein, and at the dates specified in the Pooling and Servicing Agreement, the Conveyance Agreements, the Mortgage Loan Master Transfer Agreements and any Subsequent Transfer Agreement, such representations and warranties were or will be true and correct in all material respects.

                  I. The transfer of the Initial Mortgage Loans to the Trust at the Closing Date will be treated by the Company for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

                  J. The Company possesses all material licenses, certificates, permits or other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and there are no proceedings, pending or, to the best knowledge of the Company, threatened, relating to the revocation or modification of any such license, certificate, permit or other authorization which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, results of operations, financial position, income, property or assets of the Company.

                  K. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement, the Insurance Agreement, the Indemnification Agreement, the Mortgage Loan Master Transfer Agreements, the Conveyance Agreements and the Pooling and Servicing Agreement or the execution and issuance of the Certificates have been or will be paid at or prior to the Closing Date.

                  L. There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company or its subsidiaries, taken as a whole, from March 31, 1996 to the date hereof.

                  M. This Agreement and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

                  N. The Company is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  O. Each assignment of Mortgages required to be prepared pursuant to the Pooling and Servicing Agreement is based on forms recently utilized by the Company with respect to mortgaged properties located in the appropriate jurisdiction and used in the regular course of the Company's business. Based on the Company's experience with such matters it is reasonable to believe that upon execution each such assignment will be in recordable form and will be sufficient to effect the assignment of the Mortgage to which it relates as provided in the Pooling and Servicing Agreement.

                  P. The Company is current in all filings under the Securities Exchange Act and is eligible to use the Registration Statements.

                  Any certificate signed by any officer of the Company and delivered to the Underwriter in connection with the sale of the Certificates hereunder shall be deemed a representation and warranty as to the matters covered thereby by the Company to each person to whom the representations and warranties in this Section 2 are made.

                  3. Agreements of the Underwriter. The Underwriter agrees with the Company that upon the execution of this Agreement and authorization by the Underwriter of the release of the Class A Certificates, the Underwriter shall offer the Class A Certificates for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

                  4. Purchase, Sale and Delivery of the Certificates. The Company hereby agrees, subject to the terms and conditions hereof, to sell the
Class A Certificates to the Underwriter, who, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, hereby agrees to purchase the entire aggregate principal amount of the Class A Certificates. At the time of issuance of the Certificates, the Initial Mortgage Loans will be sold by the Company to the Trust pursuant to the Pooling and Servicing Agreement. The Subsequent Mortgage Loans will be purchased by the Trust for inclusion in both Mortgage Loan Groups, from time to time on or before July 1, 1996. The Company will be obligated, under the Pooling and Servicing Agreement, to service the Mortgage Loans either directly or through sub-servicers.

                  The Class A Certificates to be purchased by the Underwriter will be delivered by the Company to the Underwriter (which delivery shall be made through the facilities of The Depository Trust Company ("DTC")) against payment of the purchase price therefor, equal to $29,614,000 of the aggregate principal amount of the Class A-1 Fixed Rate Group Certificates $10,000,000 of the aggregate principal amount of the Class A-2 Fixed Rate Group Certificates, $10,386,000 of the aggregate principal amount of the Class A-3 Fixed Rate Group Certificates and $25,000,000 of the aggregate principal amount of the Class A-4 Variable Rate Group Certificates, plus interest accrued at the related Fixed Rate Certificate Pass-Through Rate on each of the Fixed Rate Certificates from June 1, 1996 to, but not including, the settlement date, by a same day federal funds wire payable to the order of the Company.

No accrued interest will be payable on the Class A-4 Variable Rate Group Certificates, which shall be dated their date of delivery. The Underwriter's fee shall be 35 basis points of each of the Class A Certificates.

                  Settlement shall take place at the offices of the Company, 17305 Von Karman Avenue, Irvine, CA 92714 at 9:00 a.m. (P.S.T.), on June 14, 1996, or at such other time thereafter as the Underwriter and the Company determine (such time being herein referred to as the "Closing Date"). The Class A Certificates will be prepared in definitive form and in such authorized denominations as the Underwriter may request, registered in the name of Cede & Co., as nominee of DTC.

                  The Company agrees to have the Certificates available for inspection and review by the Underwriter in New York City not later than 9:00 a.m. (P.S.T.) on the business day prior to the Closing Date.

                  5. Covenants of the Company. The Company covenants and agrees with the Underwriter that:

                  A. The Company will promptly advise the Underwriter and its counsel (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus or for any additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Class A Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will not file any amendment to the Registration Statement or supplement to the Prospectus after the date hereof and prior to the Closing Date for the Certificates unless the Company has furnished the Underwriter and its counsel copies of such amendment or supplement for their review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects, unless such filing is required by law. The Company will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

                  B. If, at any time during the period in which the Prospectus is required by law to be delivered, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the rules under the Act, the Company will promptly prepare and file with the Commission, subject to Paragraph A of this
Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

                  C. The Company will furnish to the Underwriter, without charge, executed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a Prospectus by the Underwriter or a dealer may be required by the Act, as many copies of the Prospectus, as amended or supplemented, and any amendments and supplements thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing (or otherwise reproducing) all offering documents relating to the offering of the Class A Certificates.

                  D. As soon as practicable, but not later than sixteen months after the date hereof, the Company will cause the Trust to make generally available to Certificate Owners of the Trust an earnings statement of the Trust covering a period of at least 12 months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and, at the option of the Company, will satisfy the requirements of Rule 158 under the Act.

                  E. During a period of 20 calendar days from the date as of which this Agreement is executed, neither the Company nor any affiliate of the Company will, without the Underwriter's prior written consent (which consent shall not be unreasonably withheld), enter into any agreement to offer or sell mortgage loan asset-backed certificates backed by mortgage loans, except pursuant to this Agreement.

                  F. So long as any of the Class A Certificates are outstanding, the Company will cause to be delivered to the Underwriter (i) all documents required to be distributed to Certificate Owners of the Trust and (ii) from time to time, any other information concerning the Trust filed with any government or regulatory authority that is otherwise publicly available.

                  G. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses in connection with the transactions contemplated herein, including, but not limited to, the expenses of printing (or otherwise reproducing) all documents relating to the offering, the reasonable fees and disbursements of its counsel and expenses of the Underwriter incurred in connection with (i) the issuance and delivery of the Certificates, (ii) preparation of all documents specified in this Agreement, (iii) any fees and expenses of the Trustee, the Insurer and any other credit support provider (including legal fees), accounting fees and disbursements, and (iv) any fees charged by investment rating agencies for rating the Class A Certificates.

                  H. The Company agrees that, so long as any of the Class A Certificates shall be outstanding, it will deliver or cause to be delivered to the Underwriter (i) the annual statement as to compliance delivered to the Trustee pursuant to the Pooling and Servicing Agreement, (ii) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to the Pooling and Servicing Agreement as soon as such statement is furnished to the Company and (iii) any information required to be delivered by the Company or the Servicer to prepare the report by the Trustee pursuant to
Section 7.8 of the form of Pooling and Servicing Agreement heretofore delivered to the Underwriter.

                  I. The Company will enter into the Pooling and Servicing Agreement, the Mortgage Loan Master Transfer Agreements, the Conveyance Agreements, the Insurance Agreement, and all related agreements on or prior to the Closing Date.

                  J. The Company will endeavor to qualify the Class A Certificates for sale to the extent necessary under any state securities or Blue Sky laws in any jurisdictions as may be reasonably requested by the Underwriter, if any, and will pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Class A Certificates for investment under the laws of such jurisdictions as the Underwriter may reasonably designate, if any.

                  6. Conditions of the Underwriter's Obligation. The obligation of the Underwriter to purchase and pay for the Class A Certificates as provided herein shall be subject to the accuracy as of the date hereof and the Closing Date (as if made at the Closing Date) of the representations and warranties of the Company contained herein (including those representations and warranties set forth in the Pooling and Servicing Agreement, the Conveyance Agreements, and the Mortgage Loan Master

Transfer Agreements and incorporated herein), to the accuracy of the statements of the Company made in any certificate or other document delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

                  A. The Registration Statement shall have become effective no later than the date hereof, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened, and the Prospectus shall have been filed pursuant to Rule 424(b).

                  B. The Underwriter shall have received the Pooling and Servicing Agreement, the Conveyance Agreements, the Mortgage Loan Master Transfer Agreements and the Class A Certificates in form and substance satisfactory to the Underwriter, duly executed by all signatories required pursuant to the respective terms thereof.

                  C.1. The Underwriter shall have received the favorable opinion of Steven Gourley, special counsel to the Company, with respect to the following items, dated the Closing Date, to the effect that:

                           (a) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, and is qualified to do business in each state necessary to enable it to perform its obligations as Servicer under the Pooling and Servicing Agreement. The Company has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of, this Agreement, the Pooling and Servicing Agreement, the Mortgage Loan Master Transfer Agreements, the Conveyance Agreements, any Subsequent Transfer Agreement, the Insurance Agreement and the Indemnification Agreement among the Company, the Insurer and the Underwriter.

                           (b) This Agreement, the Certificates, the Pooling and
                  Servicing Agreement, the Conveyance Agreements, the Mortgage Loan Master Transfer Agreements, the Insurance Agreement and the Indemnification Agreement have been duly and validly authorized, executed and delivered by the Company, all requisite corporate action having been taken with respect thereto, and each (other than the Certificates) constitutes the valid, legal and binding agreement of the Company enforceable against the Company in accordance with their respective terms.

                           (c) Neither the transfer of the Initial Mortgage Loans to the Trust, the issuance or sale of the Certificates nor the execution, delivery or performance by the Company of the Pooling and Servicing Agreement, this Agreement, the Conveyance Agreements, the Mortgage Loan Master Transfer Agreements, any Subsequent Transfer Agreement, the Insurance Agreement or the Indemnification Agreement (A) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, (i) any term or provision of the articles of incorporation or bylaws of the Company; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which the Company is a party or is bound; or (iii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over the Company; or (B) results in, or will result in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the Certificates, except as otherwise contemplated by the Pooling and Servicing Agreement.

           (d) The  endorsement  and delivery of each Note,  and
                  the preparation and, in the case of California Mortgage Loans, the delivery of an Assignment in recordable form, and in the case of Arizona, Colorado, Florida, Georgia, Illinois, Ohio, Oregon, Pennsylvania, Utah and Washington Mortgage Loans, delivery of recorded Assignments, with respect to each
                  Mortgage (in the absence of the delivery of the opinions described in Section 3.5(b)(ii)(y) of the Pooling and Servicing Agreement) is sufficient fully to transfer to the Trustee for the benefit of the Owners all right, title and interest of the Company in the Note and Mortgage, as noteholder and mortgagee or assignee thereof, and will be sufficient to permit the Trustee to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company and to prevent any other sale, transfer, assignment, pledge or other encumbrance of the Mortgage Loans by the Company from being enforceable.

                           (e) No consent, approval,  authorization or order of,
                  registration or filing with, or notice to, courts, governmental agency or body or other tribunal is required under the laws of the State of California, for the execution, delivery and performance of the Pooling and Servicing Agreement, the Mortgage Loan Master Transfer Agreements, the Conveyance Agreements, the Insurance Agreement, this Agreement, the Indemnification Agreement or the offer, issuance, sale or delivery of the Certificates or the consummation of any other transaction contemplated thereby by the Company, except such which have been obtained.

                           (f) There are no actions, proceedings or investigations pending or, to such counsel's knowledge, threatened against the Company before any court, governmental agency or body or other tribunal (i) asserting the invalidity of the Pooling and Servicing Agreement, the Mortgage Loan Master Transfer Agreements, the Conveyance Agreements, the Insurance Agreement, this Agreement, the Indemnification Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement, the Conveyance Agreements, the Mortgage Loan Master Transfer Agreements, the Indemnification Agreement, the Insurance Agreement or this Agreement or (iii) which would materially and adversely affect the performance by the Company of obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, the Conveyance Agreements, the Mortgage Loan Master Transfer Agreements, the Certificates, the Indemnification Agreement, the Insurance Agreement or this Agreement.

                           (g) To the  best of  such  counsel's  knowledge,  the
                  Registration Statement, the Prospectus Supplement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading with respect to the statements set forth in the Prospectus under the caption "Certain Legal Aspects of Mortgage Loans and Related Matters".

                           (h) The  Certificates,  assuming  due  execution  and
                  authentication by the Trustee, and delivery and payment therefor pursuant to this Agreement, are validly issued and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement.

                           (i) Upon receipt by the Trustee of the related Notes,
                  endorsed as described in the Pooling and Servicing Agreement, and the receipt by the Company of the purchase price for the Certificates and for so long as the Trustee maintains actual physical possession of such Notes, (i) the Trustee shall be vested with good and indefeasible title to, and shall be the sole owner of, and shall obtain all right, title and interest of the Company in, each Mortgage Loan conveyed by the Company relating to Properties located in California, (ii) in the event that the sale of the Mortgage Loans were to be recharacterized as a financing secured by the Mortgage Loans, the Trustee has a first perfected security interest in the Mortgage Loans and
                  (iii) the recordation of the assignments of the Mortgages is not required for the Trustee to obtain such rights, as against creditors of, and purported transferees of, the Company.

                           (j) To the best of the knowledge of such counsel, the
                  Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order directed to any prospectus relating to the Certificates (including the Prospectus), and has not initiated or threatened any proceeding for that purpose.

                  2. The Underwriter shall have received the favorable opinion of Arter & Hadden, special counsel to the Company, dated the Closing Date, to the effect that:

                           (a) The  Certificates,  assuming  due  execution  and
                  authentication by the Trustee, and delivery and payment therefor pursuant to this Agreement are validly issued and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement.

                           (b) No consent, approval,  authorization or order of,
                  registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Company of the Pooling and Servicing Agreement, this Agreement, the Mortgage Loan Master Transfer Agreements, the Conveyance Agreements, any Subsequent Transfer Agreement, the Indemnification Agreement, the Insurance Agreement or the offer, issue, sale or delivery of the Certificates or the consummation of any other transaction contemplated thereby by the Company, except such which have been obtained.

                           (c) Neither the transfer of the Initial Mortgage Loans to the Trustee, the issuance or sale of the Certificates, nor the execution, delivery or performance by the Company of the Pooling and Servicing Agreement, the Mortgage Loan Master Transfer Agreements, the Conveyance Agreements, the Insurance Agreement, any Subsequent Transfer Agreement, the Indemnification Agreement or this Agreement will (a) conflict with or result in a breach of, or constitute a default under any law, rule or regulation of the State of New York or the federal government, or (b) to such counsel's knowledge, without independent investigation, results in, or will result in, the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the Certificates, except as otherwise contemplated by the Pooling and Servicing Agreement.

                           (d) Each Subsequent Transfer Agreement at the time of
                  its execution and delivery will be sufficient to convey all of the Company's right, title and interest in the Subsequent Mortgage Loans to the Trustee and following the consummation of the transaction contemplated by each Subsequent Transfer Agreement, the transfer of the Subsequent Mortgage Loans by the Company to the Trustee will be a sale thereof.

                           (e) The  Registration  Statement,  the Prospectus and
                  the Prospectus Supplement (other than the financial and statistical data included therein, as to which such counsel need express no opinion), as of the date on which the Registration Statement was declared effective and as of the date hereof, comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder, and such counsel does not know of any amendment to the Registration Statement required to be filed, or of any contracts, indentures or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Prospectus or the Prospectus Supplement which has not been filed or described as required.

                           (f) Neither the qualification of the Pooling and Servicing Agreement under the Trust Indenture Act of 1939 nor the registration of the Trust created by such Agreement under the Investment Company Act of 1940 is presently required.

                           (g) The  statements in the Prospectus set forth under
                  the captions "DESCRIPTION OF THE SECURITIES" and "THE POOLING AND SERVICING AGREEMENT" and the statements in the Prospectus Supplement set forth under the captions "DESCRIPTION OF THE OFFERED CERTIFICATES" and "THE POOLING AND SERVICING AGREEMENT," to the extent such statements purport to summarize certain provisions of the Certificates or of the Pooling and Servicing Agreement, are fair and accurate in all material respects.

                           (h) Except as to any  financial or  statistical  data
                  contained in the Registration Statement, the statements set forth in the Prospectus under the caption "DESCRIPTION OF CREDIT ENHANCEMENT," and in the Prospectus Supplement under the caption "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER," and any Computational Materials as to which no opinion or belief need be expressed, to the best of such counsel's knowledge, the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                  3. The Underwriter shall have received the favorable opinion of Arter & Hadden, special tax and bankruptcy counsel to the Company, dated the Closing Date, to the effect that:

                           (a) Assuming the REMIC election is made in compliance
                  with the Pooling and Servicing Agreement, (i) the Trust, exclusive of the Pre-Funding Account and the Capitalized
                  Interest Account (as defined in the Prospectus Supplement) will qualify as a real estate mortgage investment conduit ("REMIC") (as defined in the Internal Revenue Code of 1986, as amended (the "Code")) for Federal income tax purposes and (ii) each Class of the Offered Certificates (as defined in the Prospectus Supplement) will be treated as "regular interests" in the REMIC and the R Class will be treated as the sole "residual interest" in the REMIC.

                           (b) To the best of such  counsel's  knowledge,  there
                  are no actions, proceedings or investigations pending that would adversely affect the Trust Estate (exclusive of the Pre-Funding Account and the Capitalized Interest Account) as a real estate mortgage investment conduit ("REMIC") as such term is defined in the Code.

                           (c) The  statements  under the  captions  "SUMMARY OF
                  PROSPECTUS -- CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus and under the captions "SUMMARY

                  -- FEDERAL TAX ASPECTS" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus Supplement as they relate to federal tax matters are true and correct in all material respects.

                           (d) As a consequence of the qualification of the Trust (exclusive of the Pre- Funding Account and the
                  Capitalized   Interest  Account)  as  a  REMIC,  the  Class  A
                  certificates will be treated as "qualifying real property loans" under Section 593(d) of the Code, "regular . . . interest(s) in a REMIC" under Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c) of the Code in the same proportion that the assets in the Trust consist of qualifying assets under such Sections. In addition, as a consequence of the qualification of the Trust (exclusive of the Pre-Funding Account and the Capitalized Interest Account) as a REMIC, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c) of the Code to the extent that such Class A Certificates are treated as "real estate assets" under Section 856(c) of the Code.

                           (e) The  Trust  will not be  subject  to tax upon its
                  income or assets by the taxing authority of New York State or New York City.

                           (f) The Trust will not be  subject to the  California
                  state income tax. While REMICs are subject to the California state minimum franchise tax imposed under Article 2, Section 23153 of the California Revenue and Taxation Code, such counsel does not express an opinion as to whether the Trust is subject to such tax.

                           (g) A court  would  hold that the  conveyance  by the
                  Sponsor of all right, title and interest in the Mortgage Loans to the Trustee (except for the Sponsor's right, title and interest in the principal and interest due on such Mortgage Loans on or prior to the Cut-Off Date), constitutes a sale of the Mortgage Loans and not a borrowing by the Sponsor secured by the pledge of the Mortgage Loans. A court would find that, following such conveyance, the Mortgage Loans and proceeds thereof (net of payments of principal and interest due on such Mortgage Loans on or prior to the Cut-Off Date) are not property of the estate of the Sponsor within the meaning of
                  Section 541 of the Bankruptcy Code, and, further that the Trustee's rights with respect to the Mortgage Loans and the proceeds thereof would not subject it to the automatic stay provisions of Section 362 of the Bankruptcy Code. Since the conveyance of the Mortgage Loans (net of payments of scheduled principal due and interest accrued on or prior to the Cut-Off
                  Date) constitutes a sale of said Mortgage Loans then the payments thereunder (net of payments of scheduled principal due on and interest accrued on or prior to the Cut-Off Date) are not property of the estate of the Sponsor and the distributions of such payments by the Trustee to the Owners of the Certificates are not preferential payments made by, for, or on behalf of the Sponsor under the provisions of Section 547 of the Bankruptcy Code.

                           (h) If a  court  characterized  the  transfer  of the
                  Mortgage Loans to the Trustee as a pledge of collateral rather than an absolute sale or assignment, with respect to the Mortgage Loans and other property included in the Trust on the date hereof, to the extent governed by the laws of the State of New York, a valid security interest has been created in favor of the Trustee, which security interest of the Trustee will be perfected and will constitute a first perfected security interest, with respect to the Sponsor's right, title and
                                       12
                  interest in and to the Notes, upon endorsement and delivery thereof to the Trustee. With respect to the security interest of the Trustee in the Notes, New York law would govern.

                  4. The Underwriter shall have received the favorable opinion of Dewey Ballantine, special counsel to the Underwriter, dated the Closing Date, to the effect that:

                           (a) The  Certificates,  assuming  due  execution  and
                  authentication by the Trustee, and delivery and payment therefor pursuant to this Agreement, are validly issued and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement.

                           (b) No fact  has  come to  such  counsel's  attention
                  which causes them to believe that the Prospectus (other than the financial statement and other financial and statistical data contained therein, as to which such counsel need express no opinion), as of the date thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (c)  Such  other  matters  as  the   Underwriter  may
                  reasonably request.

                  In rendering their opinions, the counsels described in this Paragraph C may rely, as to matters of fact, on certificates of responsible officers of the Company, the Trustee and public officials. Such opinions may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company.

                  D. The Underwriter  shall have received a letter from Deloitte
& Touche, dated on or before the Closing Date, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, to the effect that they have performed certain specified procedures requested by the Underwriter with respect to the information set forth in the Prospectus and certain matters relating to the Company.

                  E. The Class A Certificates shall have been rated in the highest rating category by Moody's Investors Service, Inc., and by Standard & Poor's Ratings Service, a Division of The McGraw-Hill Companies, and such ratings shall not have been rescinded. The Underwriter and counsel for the Underwriter shall have received copies of any opinions of counsel supplied to the rating organizations relating to any matters with respect to the Class A Certificates. Any such opinions shall be dated the Closing Date and addressed to the Underwriter or accompanied by reliance letters to the Underwriter or shall state that the Underwriter may rely upon them.

                  F. The Underwriter shall have received from the Company a certificate, signed by the president, a senior vice president or a vice president of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Pooling and Servicing Agreement and this Agreement and that, to the best of his or her knowledge based upon reasonable investigation:

                  1. the representations and warranties of the Company in this Agreement, the Mortgage Loan Master Transfer Agreements, the Conveyance Agreements, and in the Indemnification Agreement, as of the Closing Date, in the Pooling and Servicing Agreement, in the Insurance Agreement and in all related agreements, as of the date specified in such agreements, are true and correct, and the complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  2. there are no actions, suits or proceedings pending, or to the best of such officer's knowledge, threatened against or affecting the Company which if adversely determined, individually or in the aggregate, would be reasonably likely to adversely affect the Company's obligations under the Pooling and Servicing Agreement, the Mortgage Loan Master Transfer Agreements, the Conveyance Agreements, the Insurance Agreement, this Agreement or under the Indemnification Agreement in any material way; and no merger, liquidation, dissolution or bankruptcy of the Company is pending or contemplated;

                  3. the information contained in the Registration Statement and Prospectus relating to the Company, the Mortgage Loans or the servicing procedures of it or its affiliates or the subservicer is true and accurate in all material respects and nothing has come to his or her attention that would lead such officer to believe that the Registration Statement and Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

                  4. the information set forth in the Schedules of Mortgage Loans required to be furnished pursuant to the Pooling and Servicing Agreement is true and correct in all material respects;

                  5. there has been no amendment or other document filed affecting the articles of incorporation or bylaws of the Company since October 31, 1995, and no such amendment has been authorized. No event has occurred since June 1, 1996, which has affected the good standing of the Company under the laws of the State of California;

                  6. there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from March 31, 1996;

                  7. on or prior to the Closing Date, there has been no downgrading, nor has any notice been given of (A) any intended or potential downgrading or (B) any review or possible changes in rating, the direction of which has not been indicated, in the rating, if any, accorded the Company or in any rating accorded any securities of the Company, if any, by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Act; and

                  8. each person who, as an officer or representative of the Company, signed or signs the Registration Statement, the Pooling and Servicing Agreement, the Mortgage Loan Master Transfer Agreements, the Conveyance Agreements, this Agreement, the Indemnification Agreement, the Insurance Agreement, or any other document delivered pursuant hereto, on the date of such execution, or on the Closing Date, as the case may be, in connection with the transactions described in the Pooling and Servicing Agreement, the Mortgage Loan Master Transfer Agreements, the Conveyance Agreements, the Indemnification Agreement, the Insurance Agreement and this Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

                  The Company shall attach to such certificate a true and correct copy of its certificate or articles of incorporation, as appropriate, and bylaws which are in full force and effect on the date of such certificate and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated herein.

                  G. The Underwriter shall have received the favorable opinion of counsel to the Trustee, dated the Closing Date and in form and substance satisfactory to the Underwriter, to the effect that:

                  1. the Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the State of California and has the power and authority to enter into and to take all actions required of it under the Pooling and Servicing Agreement;

                  2.  the  Pooling  and   Servicing   Agreement  has  been  duly
         authorized, executed and delivered by the Trustee and the Pooling and Servicing Agreement constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, as such laws would apply in the event of a bankruptcy, insolvency or reorganization or similar occurrence affecting the Trustee, and (B) general principles of equity regardless of whether such enforcement is sought in a proceeding at law or in equity;

                  3. no consent, approval, authorization or other action by any governmental agency or body or other tribunal is required on the part of the Trustee in connection with its execution and delivery of the Pooling and Servicing Agreement or the performance of its obligations thereunder;

                  4. the Certificates have been duly executed, authenticated and delivered by the Trustee;

                  5. the execution and delivery of, and performance by the Trustee of its obligations under, the Pooling and Servicing Agreement do not conflict with or result in a violation of any statute or regulation applicable to the Trustee, or the articles or bylaws of the Trustee, or to the best knowledge of such counsel, any governmental authority having jurisdiction over the Trustee or the terms of any indenture or other agreement or instrument to which the Trustee is a party or by which it is bound; and

                  6. in the event that the Servicer defaults in its obligation to make advances under the Pooling and Servicing Agreement, the Trustee or any affiliate of the Trustee, including Bankers Trust Company of California, N.A., is not prohibited by a provision of its Articles of Incorporation or Bylaws or by any provision of the banking and trust laws of the United States of America or the States of California or New York, as the case may be (or any rule, regulation, decree or order thereunder), from assuming its obligation to make such advances.

                  In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Company, the Trustee and public officials. Such opinion may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Trustee.

                  H. The Underwriter shall have received from the Trustee a certificate, signed by the President, a senior vice president or an assistant vice president of the Trustee, dated the Closing Date, to the effect that each person who, as an officer or representative of the Trustee, signed or signs the Certificates, the Pooling and Servicing Agreement or any other document delivered pursuant hereto, on the date hereof or on the Closing Date, in connection with the transactions described in the Pooling and

Servicing Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

                  I. The Policies relating to the Class A Certificates shall have been duly executed and issued at or prior to the Closing Date and shall conform in all material respects to the description thereof in the Prospectus.

                  J. The Underwriter shall have received a favorable opinion of Kutak Rock, counsel to the Insurer, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriter, to the effect that:

                  1. The Insurer is a stock insurance corporation, duly incorporated and validly existing under the laws of the State of New York. The Insurer is validly licensed and authorized to issue the Policies and perform its obligations under the Policies in accordance with the terms thereof, under the laws of the State of New York.

                  2. The execution and delivery by the Insurer of the Policies, the Insurance Agreement and the Indemnification Agreement are within the corporate power of the Insurer and have been authorized by all necessary corporate action on the part of the Insurer; the Policies have been duly executed and are the valid and binding obligations of the Insurer enforceable in accordance with their terms except that the enforcement of the Policies may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity.

                  3.  The  Insurer  is   authorized  to  deliver  the  Insurance
         Agreement, and the Indemnification Agreement, and the Insurance Agreement and the Indemnification Agreement have been duly executed and are the valid and binding obligations of the Insurer enforceable in accordance with their terms except that the enforcement of the Insurance Agreement and the Indemnification Agreement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and by public policy
         considerations   relating  to   indemnification   for   securities  law
         violations.

                  4. No consent, approval, authorization or order of any state or federal court or governmental agency or body is required on the part of the Insurer, the lack of which would adversely affect the validity or enforceability of the Policies; to the extent required by applicable legal requirements that would adversely affect validity or enforceability of the Policies, the form of each Policy has been filed with, and approved by, all governmental authorities having jurisdiction over the Insurer in connection with such Policy.

                  5. To the extent the Policies constitute securities within the meaning of Section 2(1) of the Act, they are securities that are exempt from the registration requirements of the Act.

                  6. The information set forth under the caption "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER" in the Prospectus forming a part of the Registration Statement Form S-3 (No. 33-99604) filed by the Company with the Securities and Exchange Commission and declared effective on June 7, 1996, insofar as such statements constitute a description of the Policies, accurately summarizes the Policies.

                  In rendering this opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Company, the Trustee, the Insurer and public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Insurer.

                  K. On or prior to the Closing Date, there has been no downgrading, nor has any notice been given of (A) any intended or potential downgrading or (B) any review or possible changes in rating, the direction of which has not been indicated, in the rating, if any, accorded the Company or in any rating accorded any securities of the Company, if any, by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Act.

                  L. On or prior to the Closing Date there shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change in rating the direction of which has not been indicated, in the rating accorded the Insurer's claims paying ability by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Act.

                  M. There has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, since September 30, 1995, of (A) the Company, its subsidiaries and affiliates or (B) the Insurer, that is in the Underwriter's judgment material and adverse and that makes it in the Underwriter's judgment impracticable to market the Class A Certificates on the terms and in the manner contemplated in the Prospectus.

                  N. The  Underwriter  shall have  received  from the  Insurer a certificate, signed by the President, a senior vice president or a vice president of the Insurer, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Policies, the Insurance Agreement, the Indemnification Agreement and the related documents and that, to the best of his or her knowledge based on reasonable investigation:

                  1. each person who as an officer or representative of the Insurer, signed or signs the Policies, the Insurance Agreement, the Indemnification Agreement or any other document delivered pursuant hereto, on the date thereof, or on the Closing Date, in connection with the transactions described in this Agreement was, at the respective times of such signing and delivery, and is now a duly authorized representative of the Insurer and is authorized to execute and deliver this certificate.

                  2. The financial data presented in the table set forth under the heading "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER" in the Prospectus Supplement presents fairly the financial position of the Insurer as of December 31, 1995 and March 31, 1996, respectively, and to the best of the Insurer's knowledge since such date, no material and adverse change has occurred in the financial position of the Insurer other than as set forth in the Prospectus Supplement.

                  3. The audited financial statements dated as of December 31, 1995 and the unaudited financial statements dated as of March 31, 1996 included in Appendix B and Appendix C, respectively, of the Prospectus Supplement are true and accurate copies of such financial statements as provided by the Insurer.

                  4. The information which relates to the Insurer or the Policies under the caption titled "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER" in the Prospectus Supplement is true and correct in all material respects.

                  5. There are no actions, suits, proceedings or investigations pending or, to the best of the Insurer's knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its condition (financial or otherwise) or operations or which would materially and adversely affect its ability to perform its obligations under the Policies or the
         Insurance Agreement dated as of June 1, 1996 (the "Insurance Agreement") among the Insurer, First Alliance Mortgage Company, as Company, First Alliance Mortgage Company, as Servicer, and Bankers Trust Company of California, N.A., as Trustee.

                  6. The execution and delivery of the Insurance Agreement and the Policies and the compliance with the terms and provisions thereof will not conflict with, result in a breach of, or constitute a default under any of the terms, provisions or conditions of the Restated Charter or By-Laws of the Insurer or of any agreement, indenture or instrument to which the Insurer is a party.

                  7. The issuance of the Policies and the execution, delivery and performance of the Insurance Agreement have been duly authorized by all necessary corporate proceedings. No further approvals or filings of any kind, including, without limitation, any further approvals or further filing with any governmental agency or other governmental authority, or any approval of the Insurer's board of directors or stockholders, are necessary for the Policies and the Insurance Agreement to constitute the legal, valid and binding obligations of the Insurer.

                  The officer of the Insurer certifying to items 2 and 3 shall be an officer in charge of a principal financial function.

                  The Insurer shall attach to such certificate a true and correct copy of its certificate or articles of incorporation, as appropriate, and its bylaws, all of which are in full force and effect on the date of such certificate.

                  O. The Underwriter shall have received from Dewey Ballantine, special counsel to the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Certificates, the Prospectus and such other related matters as the Underwriter shall reasonably require.

                  P. The Underwriter and counsel for the Underwriter shall have received copies of any opinions of counsel to the Company or the Insurer supplied to the Trustee relating to matters with respect to the Certificates or the Policies. Any such opinions shall be dated the Closing Date and addressed to the Underwriter or accompanied by reliance letters to the Underwriter or shall state that the Underwriter may rely thereon.

                  Q. The Underwriter shall have received such further information, certificates and documents as the Underwriter may reasonably have requested not fewer than three (3) full business days prior to the Closing Date.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this

Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and counsel to the Underwriter, this Agreement and all obligations of the Underwriter hereunder, may be canceled on, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

                  7. Expenses. If the sale of the Class A Certificates provided for herein is not consummated by reason of a default by the Company in its obligations hereunder, then the Company will reimburse the Underwriter, upon demand, for all reasonable out-of-pocket expenses (including, but not limited to, the reasonable fees and expenses of Dewey Ballantine) that shall have been incurred by it in connection with its investigation with regard to the Company and the Class A Certificates and the proposed purchase and sale of the Class A Certificates.

                  8. Indemnification and Contribution. A. Regardless of whether any Class A Certificates are sold, the Company will indemnify and hold harmless the Underwriter, each of its respective officers and directors and each person who controls the Underwriter within the meaning of the Act or the Securities Exchange Act of 1934 (the "1934 Act"), against any and all losses, claims, damages, or liabilities (including the cost of any investigation, legal and other expenses incurred in connection with and amounts paid in settlement of any action, suit, proceeding or claim asserted), joint or several, to which they may become subject, under the Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, not misleading or (ii) in the Basic Prospectus or the Prospectus Supplement or any amendment thereto or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in connection with the preparation thereof.

                  B. Regardless of whether any Class A Certificates are sold, the Underwriter will indemnify and hold harmless the Company, each of its officers and directors and each person, if any, who controls the Company within the meaning of the Act or the 1934 Act against any losses, claims, damages or liabilities to which they or any of them become subject under the Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, to the same extent as the foregoing indemnity, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading or in (ii) the Basic Prospectus or the Prospectus Supplement or any amendment thereto or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof and so acknowledged in writing, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against such loss, claim, damage, liability or action.

                  C. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Paragraphs A and B above such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing thereof; but the omission to notify the indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than under such Paragraph. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to Paragraph A and by the Company in the case of parties indemnified pursuant to Paragraph B. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated above, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  D. If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the sale of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriter in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in such proportion so that the Underwriter is responsible for that portion determined by multiplying the total amount of such losses, claims, damages and liabilities, including legal and other expenses, by a fraction, the numerator of which is (x) the excess of the Aggregate Resale Price of the Class A Certificates over the aggregate purchase price of the Class A Certificates specified in the third paragraph of this Agreement and the denominator of which is (y) the Aggregate Resale Price of the Class A Certificates and the Company is responsible for the balance, provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding sentence, the "Aggregate Resale Price" of the Class A Certificates at the time of any determination shall be the weighted average of the purchase prices (in each case expressed as a percentage of the aggregate principal amount of the Class A Certificates so purchased), determined on the basis of such principal amounts, paid to the Underwriter by all subsequent purchasers that purchased the Class A Certificates on or prior to such date of determination. The relative fault of the Company and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  E. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Paragraph D. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Paragraph D shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the Aggregate Resale Price exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

                  F. The Company and the Underwriter each expressly waive, and agree not to assert, any defense to their respective indemnification and contribution obligations under this Section 8 which they might otherwise assert based upon any claim that such obligations are unenforceable under federal or state securities laws or by reasons of public policy.

                  G. The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act or the 1934 Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability that the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and to each person, if any, who controls the Company within the meaning of the Act or the 1934 Act; provided, however, that in no event shall the Company or the Underwriter be liable for double indemnification.

                  9. Information Supplied by the Underwriter. The statements set forth in the last paragraph on the front cover page of the Prospectus regarding market-making and under the heading "Underwriting" in the Supplement (to the extent such statements relate to the Underwriter), together with the
Computational Materials, constitute the only information furnished by the Underwriter to the Company for the purposes of Sections 2(B) and 8(A) hereof. The Underwriter confirms that such statements (to such extent) are correct.

                  10. Notices. All communications hereunder shall be in writing and, if sent to the Underwriter, shall be mailed or delivered or telecopied and confirmed in writing to the Underwriter at Prudential Securities Incorporated, One Seaport Plaza, New York, New York 10292, Attention: Shankar Lall; and, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed in writing to the Company at the address set forth above, Attention: President.

                  11. Survival. All representations, warranties, covenants and agreements of the Company contained herein or in agreements or certificates delivered pursuant hereto, the agreements of the Underwriter and the Company contained in Section 8 hereof, and the representations, warranties and agreements of the Underwriter contained in Section 3 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling persons, or any subsequent purchaser or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Certificates. The provisions of Sections 5, 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Termination. The Underwriter shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date if (a) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (b) trading of any securities of the Company shall have been suspended on any exchange or in any
over-the-counter   market,  (c)  a  general  moratorium  on  commercial  banking activities shall have been declared by either federal or New York State authorities, (d) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis which, in the Underwriter's reasonable judgment, is material and adverse, and, in the case of any of the events specified in clauses (a) through (d), such event singly or together with any other such event makes it in the Underwriter's reasonable judgment impractical to market the Class A Certificates. Any such termination shall be without liability of any other party except that the provisions of Paragraph G of Section 5 (except with respect to expenses of the Underwriter) and Sections 7 and 8 hereof shall at all times be effective. If the Underwriter elects to terminate this Agreement as provided in this Section 12, the Company shall be notified promptly by the Underwriter by telephone, telegram or facsimile transmission, in any case, confirmed by letter.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns (which successors and assigns do not include any person purchasing a Certificate from the Underwriter), and the officers and directors and controlling persons referred to in Section 8 hereof and their respective successors and assigns, and no other persons will have any right or obligations hereunder.

                  14. Applicable Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Any action or proceeding brought to enforce or arising out of any provision of this Agreement shall be brought only in a state or federal court located in the Borough of Manhattan, New York City, New York, and the parties hereto expressly consent to the jurisdiction of such courts and agree to waive any defense or claim of forum non conveniens they may have with respect to any such action or proceeding brought.

                  15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall together constitute but one and the same instrument.

                  16. Amendments and Waivers. This Agreement may be amended, modified, altered or terminated, and any of its provisions waived, only in a writing signed on behalf of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto hereby execute this Underwriting Agreement, as of the day and year first above written.


                                       FIRST ALLIANCE MORTGAGE COMPANY

                                      By:
                                           -------------------------------------
                                           Name: Brian Chisick
                                           Title: President



                                      PRUDENTIAL SECURITIES INCORPORATED

                                      By:
                                      -------------------------------------
                                           Name: Brian Chisick
                                           Title: President


                    {UNDERWRITING AGREEMENT SIGNATURE PAGE}